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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2002

GOLD BANC CORPORATION, INC.
(Exact name of registrant as specified in its charter)

KANSAS	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11301 Nall Avenue, Leawood, Kansas (Address of principal executive offices)	66211 (Zip Code)

Registrant's telephone number, including area code: (913) 451-8050

None
(Former name or former address, if changed since last report)

Item 5.    Other Events.

June 17, 2002

Gold Banc Presents at Howe Barnes Community Bank Conference

        Leawood, KS.—Gold Banc Corporation (Nasdaq: GLDB) announced today that it has made a presentation at the Seventh Annual Community Banking Conference hosted by Howe Barnes Investments, Inc. on Thursday, June 13, 2002. The Conference was held at The Chicago Marriott Downtown, 540 North Michigan Avenue, Chicago, Illinois.

        Attached as Exhibit 99.2, to this report, is detailed information of the contents in Gold Banc's presentation.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Banc Corporation, Inc.
By:	/s/ RICK J. TREMBLAY Rick J. Tremblay, Chief Financial Officer

Item 7.    Exhibits

    (c)        Exhibits

    99.2.    Presentation at Howe Barnes Annual Community Banking Conference

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  Item 5. Other Events.
  Item 7. Exhibits